QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.04

CONSENT OF PROSPECTIVE DIRECTOR

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Wade R. Fenn, hereby consent to be named as a prospective director of IQ Biometrix, Inc. as described in the Registration Statement on Form S-4 of IQ Biometrix, Inc., dated December 30, 2004, and any amendments thereto.

/s/ WADE R. FENN Signature

December 30, 2004

QuickLinks

CONSENT OF PROSPECTIVE DIRECTOR